EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 28, 1999, in the Amendment No. 5 to the Registration Statement (Form S-4) and related Prospectus of National Wine & Spirits, Inc. dated June 17, 1999.

Our audits also included the financial statement schedule of National Wine & Spirits, Inc. listed in the accompanying index to exhibits and financial statement schedules (Item 21), as it relates to the years ended March 31, 1999 and 1998. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the valuation and qualifying accounts schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein for the years ended March 31, 1999 and 1998.


                                     /s/ Ernst & Young LLP

Indianapolis, Indiana
June 10, 1999